EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED LETTER OF CREDIT REIMBURSEMENT AGREEMENT

    This Second Amendment to Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 3, 2021 (this “Amendment”), amends the Amended and Restated Letter of Credit Reimbursement Agreement, dated as of November 7, 2019 (as previously amended by the First Amendment to Amended and Restated Letter of Credit Reimbursement Agreement dated as of October 30, 2020 (the “First Amendment”) and as further amended, restated, supplemented or otherwise modified, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various Lenders party thereto, and ING Bank N.V., London Branch, as Agent.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement was amended on the Effective Date to have a stated amount of $290,000,000 and was subsequently amended in connection with the First Amendment to reduce the amount of the Letter of Credit to $225,000,000;
WHEREAS, the Borrower has requested that the stated amount of the Letter of Credit described in Section 2.1(a)(i)(x) of the Agreement be increased to $275,000,000 and that the facility be extended;
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1. AMENDMENTS. As of the Second Amendment Effective Date (as defined below), the Agreement is hereby amended as follows:
1.1Amendment to Recital. The second WHEREAS clause is amended in its entirety to read as follows:
WHEREAS, the Borrower has requested to amend and restate the Existing Agreement to provide a credit facility for the purpose of issuing letters of credit to provide Funds at Lloyd’s to support the underwriting capacity provided by the Corporate Member to the Supported Syndicate for the 2020 underwriting year of account (and prior open years), following the First Amendment Effective Date, for the 2021 underwriting year of account (and prior open years), and following the Second Amendment Effective Date, for the 2022 underwriting year of account (and prior open years) (“Permitted Uses”);
1.2Amendments to Section 1.1.

(a)Clause (f) of the definition of “Full Collateralization Event” in Section 1.1 of the Agreement is amended by deleting the words “December 31, 2021” and inserting “December 31, 2022” therefor.
(b)Section 1.1 of the Agreement is amended by adding the following definitions in alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment Effective Date” means November 3, 2021.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
    (c)    Section 1.1 of the Agreement is amended by amending the following definitions to read as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable

Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3Amendments to Section 2.1.
(a)The first paragraph of Section 2.1(a) of the Agreement is amended in its entirety to read as follows:
(i) On the date of the Existing Agreement, each Lender issued, at the request and for the account of the Borrower, such Lender’s Applicable Percentage of (x) a Letter of Credit denominated in Dollars with a stated amount of $360,000,000, which Letter of Credit was previously amended to have a stated amount of $380,000,000, subsequently amended to have a stated amount of $180,000,000, and subsequently amended to have a stated amount of $255,000,000, and (y) a Letter of Credit denominated in Pounds with a stated amount of £85,000,000, which Letter of Credit was previously cancelled, in each case, to support the obligations of the Corporate Member with respect to the Supported Syndicate; (ii) as of the Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $255,000,000 to a stated amount of $290,000,000; (iii) as of the First Amendment Effective Date, each Lender agreed to amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $290,000,000 to a stated amount of $225,000,000; and (iv) as of the Second Amendment Effective Date, each Lender agreed to change the stated amount of $225,000,000 to a stated amount of $275,000,000.
(b)Section 2.1(b) of the Agreement is amended in its entirety to read as follows:
(b)    The Agent shall not issue a Letter of Credit except with Lloyd’s as the beneficiary thereof. Once an Expiry Notice has been issued or the Letter of Credit has an expiration date occurring on or after December 31, 2025, the Agent shall not amend the date set forth in such Expiry Notice except with the consent of all of the Lenders.
(c)Section 2.1(c) of the Agreement is amended in its entirety to read as follows:
(c)    The Agent (i) shall, if the Agent has not already amended the Letter of Credit to have an expiration date on or before December 31, 2025, issue an Expiry Notice no later than December 31, 2021 for the outstanding Letters of Credit and (ii) may, and upon the request of the Required Lenders shall, issue an Expiry Notice when a Default has occurred and is continuing; provided, however, that upon the occurrence of a Default pursuant to Section 10.1(e) or 10.1(f), the Agent shall immediately issue an Expiry Notice.
1.4    Amendments to Section 8.1. Section 8.1 is amended by adding the following new clauses (e) and (f) at the end thereof:
(e)    By the later of April 30 of each year and five Business Days after the Borrower’s receipt thereof, the Annual CIL Statement (as defined in Appendix 5 of the Lloyd’s Market Bulletin dated September 24, 2021) specifying the deadline for making changes to Funds at Lloyds letters of credit prior to the mid-year cutoff date.
(f)    No later than the last day of the month immediately following the Borrower’s receipt of the Quarterly Corridor Test pursuant to Section 2.5B of the Lloyd’s Market Bulletin dated September 24, 2021, a copy of such statement.
1.5    Amendment to Section 12.19. Section 12.19 is amended in its entirety to read as follows:
12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

1.a reduction in full or in part or cancellation of any such liability;

2.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

3.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

1.6    Amendment to Section 12. Section 12 is amended by inserting the following new Section 12.20 at the end thereof:

Section 12.20 Blocking Law.     In relation to each Lender, the representations and warranties in Sections 7.11 through 7.13 and the undertaking in Section 8.9 shall only apply for the benefit of that  Lender to the extent that such benefit and the exercise of any rights based on such Sections 7.11 through 7.13 and 8.9 will not result in a violation of, or conflict with or liability under any provision of Council Regulation (EC) 2271/9676.

In connection with any amendment, waiver, determination or direction relating to any part of Sections 7.11 through 7.13 and 8.9 of which a Lender does not have the benefit, the Applicable Percentage of that Lender will be disregarded for all purposes when determining whether the consent of the Required Lenders (or such other applicable quorum) has been obtained or whether the determination or direction by the Required Lenders (or such other applicable quorum) has been made.

    2. Representations and Warranties. The Borrower represents and warrants to the Agent and the Lenders that:

(a)Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and in the Agreement, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment and the Agreement, as amended hereby.

(b)No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

(c)Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, as amended by this Amendment, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d)Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and good faith and fair dealing.

(e)Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty was true and correct as of such date).

(f)No Default. No Default, Event of Default, Full Collateralization Event or Partial Collateralization Event exists or will exist after giving effect to this Amendment, unless with respect to Partial Collateralization Events, Eligible Collateral with a Collateral Value at least equal to the Required Collateral Account has been deposited into the Collateral Account.

    3. Effectiveness. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Agent has received each of the following, in form and substance satisfactory to the Agent:

(a)counterparts of this Amendment signed by the Borrower and each other party hereto;

(b)certified copies of all documents evidencing any necessary corporate (or other similar) action, and any material third-party consents and governmental approvals (if any) required for the execution, delivery and performance by the Borrower of this Amendment;

(c)confirmation that (i) there have been no changes to the articles or certificate of formation (or similar charter document) and the bylaws or operating agreement (or similar governing documents) of the Borrower since the Effective Date and (ii) the resolutions delivered to the Agent on November 7, 2019 remain in full force and effect;

(d)opinion letter of Willkie Farr & Gallagher LLP addressed to the Lenders and the Agent;

(e)confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;
(f)the Borrower shall have delivered to the Agent a Letter of Credit Application with respect to the increase in the amount of the Letter of Credit;

(g)all amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement;
(h)receipt by each Lender of the fees described in the fee letter dated the date hereof executed by the Agent, the Lenders and the Borrower; and

(i)such other documents as Agent or any Lender may reasonably request.
    4.    Miscellaneous.

(a)On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.
(b)Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns. The Borrower confirms and agrees that each of the Security Agreement, the Letter of Credit Applications, the Fee Letters and the Collateral Documents remains in full force and effect and is hereby ratified and confirmed in all respects with regard to the Agreement, as amended by this Amendment.

(c)This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d)The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e)This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f)Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

(g)This Amendment is a Credit Document.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By:    /s/ Matthew W. Neuber
Name:     Matthew W. Neuber
Title:    Senior Vice President & Corporate Treasurer

ING BANK N.V., LONDON BRANCH., as Agent

By:    /s/ Maureen Greene
Name:     Maureen Greene
Title:    Authorised Signatory

By:    /s/ James Thompson
Name:     James Thompson
Title:    Authorised Signatory

ING BANK N.V., LONDON BRANCH., and a Lender

By:    /s/ A. Prosser
Name:     A. Prosser
Title:    Vice President

By:    /s/ O. Yu
Name:     O. Yu
Title:    Director

BANK OF MONTREAL, LONDON BRANCH, as Lender

By:    /s/ Richard Pittam
Name:     Richard Pittam
Title:    MD

By:    /s/ Scott Matthews
Name:     Scott Matthews
Title:    MD

CITIBANK EUROPE PLC., as a Lender

By:    /s/ Niall Tuckey
Name:     Niall Tuckey
Title:    Director